                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 15, 1997

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)

              0-21168                               13-3253392
     (Commission File Number)          (IRS Employer Identification Number)

                  5 East 80th Street, New York, New York 10021
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 717-6544

================================================================================

                               Page 1 of 7 pages

                        Exhibit Index located on page 5

ITEM 5. OTHER EVENTS

     Chromatics Color Sciences International, Inc. (the "Company") announced on September 15, 1997 that it has completed its analysis of the existing market for bilirubin tests on newborn infants in the United States, and the approximate size of that market in the developed countries of Europe, South America and Canada combined, and Asia.

     The World Health Organization has published the current annual birthrate of approximately 4,000,000 births in the United States, with approximately 10% of these births being premature infants. The Company estimates that individual bilirubin blood tests on newborn infants (heelsticks), which are not part of a general panel blood test, total approximately 15,000,000 tests performed annually in the United States, based on data made available by the World Health Organization, the American Academy of Pediatrics, independent market studies commissioned by the Company and business proposals from potential marketing partners.

     The Company believes that published reimbursement amounts by third party insurance carriers for heelstick bilirubin blood tests, not part of a panel test, range between $22-$34 per test in the United States. Assuming a $22 fee, the Company estimates that approximately $330 million in spent annually on monitoring bilirubin infant jaundice in the United States.

     Internationally, using the World Health Organization birth rates, independent market studies and research obtained from companies currently marketing neonatal medical devices in foreign countries, the Company estimates that the current European market for infant bilirubin tests is approximately the same size as the U.S.; South America and Canada combined represent approximately 25% of the U.S. market size and the Southern Chinese and entire Japanese markets combined represent approximately the same size of market as the United States.

     Since recently receiving FDA marketing clearance in the U.S., the Company is currently undertaking the procedures to obtain required international regulatory clearances for its noninvasive bilirubin monitoring device and technology. The Company has also begun the process of establishing third party reimbursement for its noninvasive bilirubin testing which will be an important factor in its pricing structure in the United States.

     Certain of the matters discussed in the announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business which may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its long range business plan for various applications for its technologies, the impact of competition, the obtaining of further regulatory clearances applicable to proposed new applications of the Company's technology, the maintenance of existing and any future regulatory clearances, the management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including those set forth in its annual report on form 10-KSB for the year ended December 31, 1996 and its quarterly report on Form 10-QSB for the period ended June 30, 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits:

         1. Chromatics Color Sciences International, Inc. Press Release, dated September 15, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CHROMATICS COLOR SCIENCES
                                      INTERNATIONAL, INC.

                                      By: /s/ Leslie Foglesong
                                          Name: Leslie Foglesong
                                          Title: Secretary

Date: September 18, 1997

                                  EXHIBIT INDEX

     Document                                                   Page Number
     --------                                                   -----------
        1.      Chromatics Color Sciences International, Inc.        6
                Press Release, dated September 15, 1997.

                                        5